Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned, Ben Wiesenfeld, hereby constitutes and appoints Scott Betz, Christopher D. Long and Jeffrey D. Fox, each of them acting individually, as the undersigned’s true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Palmer Square Capital BDC Inc. (the “Company”), Forms ID, 3, 4, and 5, including amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID (in order to obtain EDGAR CIK, CCC codes and PASSPHRASE), 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority;

(3)	be named as account administrator authorized to manage my EDGAR account with the U.S. Securities and Exchange Commission (the “SEC”). This includes managing user access, performing annual confirmations, and delegating filing authority to others. They are the primary point of contacts for EDGAR-related matters on my behalf; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect with respect to Forms 3, 4 and 5, until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless, in all cases, this Power of Attorney is earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of August, 2026.

/s/ Ben Wiesenfeld
Ben Wiesenfeld

State of Nebraska)

County of Douglas)

On this 3rd day of August, 2026, before me Christina Becerra, Notary Public, personally appeared Ben Wiesenfeld who proved to me on the basis of satisfactory evidence to be the same person whose name is signed to the foregoing instrument and acknowledged the execution thereof for the use and purpose therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

/s/ Christina Becerra

Notary Public/Commissioner of Oaths

(SEAL)	My commission expires January 29, 2030